United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant x

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
X	Definitive Additional Materials
Soliciting Material Pursuant to § 240.14a-12

Levi Strauss & Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

x	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:
Aggregate number of securities to which transaction applies:
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
Proposed maximum aggregate value of transaction:
Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:
Form, Schedule or Registration Statement No.:
Filing Party:
Date Filed:

Additional Information Regarding The

2020 Annual Meeting Of Shareholders To Be Held On

Wednesday, April 8, 2020

The following information relates to the proxy statement of Levi Strauss & Co. (the “Company”), dated February 27, 2020, made available to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on Wednesday, April 8, 2020 (the “Annual Meeting”). This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 27, 2020. This supplement should be read in conjunction with the proxy statement, as well as the Notice of Change of Location of Annual Meeting of Shareholders filed with the Securities and Exchange Commission and made available to shareholders on March 24, 2020.

List of Shareholders

A list of shareholders of record will be available during the Annual Meeting for inspection by shareholders of record for any legally valid purpose related to the Annual Meeting at www.meetingcenter.io/262608743.